Exhibit 1.1

Wells Fargo & Company

A$550,000,000 Floating Rate Notes Due April 27, 2022

A$400,000,000 3.25% Notes Due April 27, 2022

A$250,000,000 4.00% Notes Due April 27, 2027

Underwriting Agreement

April 19, 2017

Wells Fargo Securities, LLC

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attn: Transaction Management Department

Australia and New Zealand Banking Group Limited

277 Park Ave, 31st Floor

New York, New York 10172

Commonwealth Bank of Australia

1 New Ludgate

60 Ludgate Hill

London, EC4M 7AW

TD Securities (USA) LLC

31 West 52nd Street, 2nd Floor

New York, New York 10019

Ladies and Gentlemen:

Wells Fargo & Company, a Delaware corporation (the “Company”), proposes to issue and to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (collectively, the “Representatives”), the principal amount of its securities identified in Schedule I hereto (collectively, the “Notes”). The Notes are to be issued pursuant to an indenture dated as of February 21, 2017, between the Company and Citibank, N.A., as trustee (the “Trustee”), as supplemented from time to time (the “Indenture”).

The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement on Form S-3 (No. 333-216234) as defined in Rule 405 under the Securities Act for the registration of securities, including the Notes, under the Securities Act, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the Securities Act (the “Securities Act Regulations”). No notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. Such registration statement, including any amendments thereto, became effective upon filing and no order suspending the effectiveness of such registration statement has been issued by the SEC and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the SEC. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company proposes to file with the SEC pursuant to Rule 424 under the Securities Act a supplement to the prospectus included in such registration statement relating to the Notes in the form heretofore delivered to you. Such registration statement, including all exhibits thereto (but excluding the Statements of Eligibility on Form T-1), as amended at the date of this Agreement, and including any prospectus supplement relating to the Notes that is filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus” and such supplemented form of prospectus, in the form in which it shall be filed with the SEC pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the “Final Prospectus.” Any preliminary form of the Final Prospectus which has been or will be filed pursuant to Rule 424 is hereinafter called the “Preliminary Final Prospectus.” The term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. The term “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, that (i) is required to be filed with the SEC by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or the offering that does not reflect the final terms. The term “Applicable Time” shall mean the Applicable Time listed in Schedule II hereto. The term “Disclosure Package” shall mean (A) the Basic Prospectus, as amended and supplemented to the Applicable Time, (B) any Preliminary Final Prospectus, (C) the Issuer Free Writing Prospectuses and any other information identified in Schedule III hereto, and (D) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein as of the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or the relevant Applicable Time, as the case may be. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

1.            Company Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a)	Registration Statement, Final Prospectus and Indenture. At the time the Registration Statement was filed and became automatically effective, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the SEC promulgated thereunder. As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Securities Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the SEC and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, does not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, does not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives or directly by any Underwriter specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus (it being understood and agreed that the only such information contained in the Registration Statement or Final Prospectus furnished by any Underwriter consists of such information described as such in one or more letters, each dated the Closing Date (each an “Underwriter Blood Letter” and collectively, the “Underwriter Blood Letters”) delivered to the Company by the Representatives, on behalf of the Underwriters, or individually by any Underwriter. The Indenture complies in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the SEC promulgated thereunder.

(b)

Disclosure Package. At the Applicable Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or directly by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in any Underwriter Blood Letter provided by such parties.

(c)	Well-Known Seasoned Issuer Status. (i) At the time of filing of and the automatic effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or l5(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule l63(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption in Rule 163 under the Securities Act, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company agrees to pay the fees required by the SEC relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(d)	Ineligible Issuer Status. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and at the date of this Agreement, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the Securities Act).

(e)	Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company by any Underwriter through the Representatives or directly by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in any Underwriter Blood Letter provided by such parties.

(f)	Financial Statements.

(i)            The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(ii)            Since the date of the most recent financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any change in the capital stock (other than changes in common stock (including treasury stock) resulting from repurchases and issuances of common stock pursuant to director and employee compensation and other benefit plans described in, the Registration Statement, the Disclosure Package and the Final Prospectus), material increase in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial condition, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, other than in the ordinary course of business; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in each case, as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(iii)        KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(g)

Authorization and Validity of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized and, upon execution and delivery by the Representatives, will be a valid and binding agreement of the Company; the Notes have been duly authorized and, when the Notes are issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against the payment of the consideration therefor specified in this Agreement, the Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally, or by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to the Notes (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States; the Indenture has been duly authorized and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally, or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to the Notes (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States; the Notes will conform in all material respects to all statements relating thereto contained in the Final Prospectus and the Disclosure Package; and the Notes will be entitled to the benefits provided by the Indenture.

(h)	Legal Proceedings; Contracts. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially affect the properties or assets thereof; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations which have not been so filed.

(i)	Investment Company Act of 1940. The Company is not subject to registration or regulation under the Investment Company Act of 1940, as amended.

(j)	Additional Certifications. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to such Underwriter as to the matters covered thereby on the date of such certificate.

2.            Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule II hereto, the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto.

The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms set forth in the Final Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter. Notwithstanding the foregoing, the Underwriters shall only make a private offering of the Notes outside the United States as contemplated herein.

3.            Delivery and Payment. Delivery of, and payment for, the Notes shall be made at the office, on the date and at the time specified in Schedule II hereto, which date and time may be postponed by agreement between the Representatives, on the one hand, and the Company, on the other hand, or as provided in Section 8 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes to be purchased on the Closing Date shall be made to the Representatives for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the sale of such Notes duly paid by the Company, against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in Schedule II hereto. Delivery of the Notes will be made through the facilities of Euroclear Bank S.A./N.V., Clearstream Banking société anonyme and The Depository Trust Company, unless the Representatives shall otherwise instruct.

4.            Agreements. The Company covenants with the several Underwriters as follows:

(a)	Notice of Certain Events. The Company will notify the Representatives immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the receipt of any comments from the SEC with respect to the Registration Statement, the Preliminary Final Prospectus, if any, or the Final Prospectus, (iii) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or of any notice that would prevent its use, or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or notice and, if any stop order or notice is issued, the Company will use its best efforts to obtain the withdrawal or lifting of such stop order or notice.

(b)

Notice of Certain Proposed Filings. The Company will not file any amendment or supplement to the Registration Statement or the Final Prospectus prior to the Closing Date to which the Representatives reasonably object promptly after reasonable notice thereof, unless in the opinion of counsel to the Company such amendment or supplement is required by law; provided, however, that the foregoing requirement shall not apply to any of the Company’s periodic filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than filings of Current Reports on Form 8-K (to which the foregoing requirement shall apply), copies of which filings the Company will cause to be delivered to the Representatives promptly after being transmitted for filing with the SEC. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 of this Agreement.

(c)	Copies of the Registration Statement and the Final Prospectus. The Company will deliver to counsel for the Underwriters one manually signed and as many conformed copies as requested of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Final Prospectus). The Company will furnish to each Underwriter, without charge, (i) as many copies of the Final Prospectus (as amended or supplemented) as such Underwriter shall reasonably request, so long as the Underwriter is required to deliver a Final Prospectus (including where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) in connection with sales of the Notes, and (ii) as many copies of the Disclosure Package as such Underwriter shall reasonably request.

(d)	Preparation of Term Sheet. The Company will prepare a final term sheet with respect to the Notes in a form previously approved by the Underwriters and will file such term sheet pursuant to Rule 433(d) under the Securities Act not later than the time period specified therein. Such final term sheet shall be an Issuer Free Writing Prospectus.

(e)	Revisions of Final Prospectus—Material Changes. If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will promptly notify the Representatives and will, upon the request of the Representatives, prepare and file with the SEC an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ request for, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(f)

Revisions of Disclosure Package—Material Changes. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented and will, upon request of the Representatives, amend or supplement the Disclosure Package to correct such statement or omission.

(g)	Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement or statements of the Company and its subsidiaries (in form complying with the provisions of Rule 158 under the Securities Act) covering the twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to the sale of the Notes.

(h)	Blue Sky Qualifications. The Company will arrange to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process, to subject itself to taxation in any jurisdiction where it is not so subject or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(i)	Exchange Act Filings. The Company, during the period when the Final Prospectus is required to be delivered under the Securities Act, will, subject to subsection (b) of this Section, file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(j)	Stand Off Agreement. During the period beginning on the date hereof and ending on the business day after the Closing Date, the Company will not, without each of the Representatives’ prior consent, offer or sell, announce the offering of or enter into any agreement to sell, any debt securities of the Company with terms substantially similar to those of the Notes (other than the Notes and commercial paper in the ordinary course of business).

(k)

Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free

Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(l)	Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees or other expenses (including reasonable fees and disbursements of counsel for the Underwriters) in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such domestic and foreign jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees or other expenses in connection with preparing the Notes, for any fees charged by investment rating agencies for the rating of the Notes, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Notes and for expenses incurred in printing and distributing the Basic Prospectus, Preliminary Final Prospectus, Free Writing Prospectus and the Final Prospectus.

5.            Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein, as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions of this Agreement, to the performance and observance by the Company of all of its covenants and agreements herein contained and to the following additional conditions:

(a)

No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice under Rule 401(g)(2) under the Securities Act that would prevent its use, shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the SEC; the Final Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act not later than the close of business on the second business day following the execution and delivery of this Agreement; and the final term sheet contemplated by Section 4(d) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities

Act, shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(b)	Legal Opinions. On the Closing Date, each Underwriter shall have received the following legal opinions, dated as of the Closing Date and in form and substance satisfactory to such Underwriter:

(i)            Opinion of Company Counsel. The opinion of Jeannine E. Zahn, Senior Counsel of the Company, or another of the Company’s lawyers satisfactory to the Underwriters, dated the Closing Date to the effect that:

(A)    The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

(B)    The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus, and is duly registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended; Wells Fargo Bank, National Association (“Wells Fargo Bank”) is a national banking association authorized to transact the business of banking under the National Bank Act of 1864, as amended; and WFC Holdings Corporation (“WFC Holdings,” and together with Wells Fargo Bank, the “Significant Subsidiaries”) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

(C)    Each of the Company and the Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business, except where the failure to so qualify would not have any material adverse effect upon the business, condition or properties of the Company and its subsidiaries, taken as a whole.

(D)    All of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. §55 in the case of Wells Fargo Bank) non-assessable, and are directly or indirectly owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances. The Company’s authorized equity capitalization is as set forth in the Final Prospectus.

(E)    This Agreement has been duly and validly authorized, executed and delivered by the Company.

(F)    The Indenture has been duly authorized, executed and delivered by the Company and (assuming such Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to the Notes (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date pursuant to applicable law or (2) by governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

(G)    The Notes have been duly authorized and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to the Notes (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date pursuant to applicable law or (2) by governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States, and each holder of Notes will be entitled to the benefits of the Indenture.

(H)    The statements in the Final Prospectus (other than statements furnished in writing to the Company by or on behalf of an Underwriter expressly for use therein) under the captions “Description of Debt Securities,” “Plan of Distribution (Conflicts of Interest),” “Description of Notes” and “Underwriting (Conflicts of Interest),” insofar as they purport to summarize certain provisions of documents or laws specifically referred to therein, are accurate summaries of such provisions or laws or of the sources from which such summaries were derived (other than the foreign selling restrictions set forth under the captions “Plan of Distribution (Conflicts of Interest)” and “Underwriting (Conflicts of Interest)” and statements with respect to the Financial Industry Regulatory Authority, Inc. (“FINRA”) as to which no opinion need be rendered).

(I)    The Indenture is qualified under the Trust Indenture Act.

(J)    The Registration Statement is effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice under Rule 401(g)(2) that would prevent its use, has been issued under the Securities Act and no proceedings for that purpose have been initiated or, to the knowledge of such counsel, threatened by the SEC; and any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) under the Securities Act.

(K)    The Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than financial statements and other financial and statistical information contained therein, other than statements furnished in writing to the Company by or on behalf of an Underwriter and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the regulations under each of those Acts.

(L)    To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Final Prospectus, other than those disclosed therein.

(M)    Neither the execution and delivery of this Agreement, nor the consummation by the Company of the transactions contemplated by this Agreement and the Notes nor the incurrence of the obligations therein contemplated, will conflict with or constitute a breach of, or default under, any indenture or other agreement or instrument to which the Company or any Significant Subsidiary is a party or bound and which constitutes a material contract and is set forth as an exhibit to the Company’s most recent Annual Report on Form 10-K or any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or any other indenture or material agreement or instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or bound, the breach of which would have a material adverse effect on the financial condition of the Company and its subsidiaries, taken as a whole, or violate any order or regulation known to such counsel to be applicable to the Company or any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Company or any Significant Subsidiary; nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Bylaws of the Company.

(N)    To such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement and the Final Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct.

(O)    No consent, approval, authorization, order or decree of any court or governmental agency or body including the SEC is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Blue Sky laws of any jurisdiction or regulations adopted by FINRA in connection with the purchase and distribution of the Notes by the Underwriters.

(P)    Each document filed pursuant to the Exchange Act and incorporated by reference in the Final Prospectus complied when filed as to form in all material respects with the Exchange Act and the Exchange Act regulations thereunder (other than financial statements and other financial and statistical information included therein, other than statements furnished in writing to the Company by or on behalf of the Underwriters and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no opinion need be rendered).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Minnesota or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of counsel who are satisfactory to counsel for the Underwriters with respect to the transactions contemplated hereby;

and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

(ii)            Opinion of Counsel to the Underwriters. Gibson, Dunn & Crutcher LLP, counsel to the Underwriters, shall have furnished to the Representatives an opinion covering the matters referred to in subsection (i) under the subheadings (A), (E), (F), (G), (I), (J) and (K) above, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters, dated the Closing Date.

(iii)            In giving the opinions required by subsection (b)(i) and (b)(2) of this Section 5, Ms. Zahn, Senior Counsel of the Company, or such other of the Company’s lawyers, and Gibson, Dunn & Crutcher LLP shall (i) each additionally state that such counsel has no reason to believe that the Registration Statement, at the time it became effective (other than (A) financial statements or other information of an accounting or financial nature contained therein, (B) statements furnished in writing to the Company by or on behalf of an Underwriter and (C) the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented as of the date hereof and as of the date the opinion is being rendered (other than (A) financial statements or other information of an accounting or financial nature contained therein, (B) statements furnished in writing to the Company by or on behalf of an Underwriter and (C) the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) each additionally state that such counsel has no reason to believe that the Disclosure Package, as of the Applicable Time, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than (A) financial statements or other information of an accounting or financial nature contained therein, (B) statements furnished in writing to the Company by or on behalf of an Underwriter and (C) the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made).

(c)	Officer’s Certificates. The Underwriters shall have received a certificate signed by any Senior Vice President or Executive Vice President and the principal financial or accounting officer of the Company (provided that no person shall sign such certificate in more than one official capacity) dated as of the Closing Date to the effect that:

(i)            since the date of the most recent financial statements included in the Final Prospectus, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus;

(ii)            the representations and warranties of the Company contained in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the date of such certificate;

(iii)            the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate;

(iv)            no stop order suspending the effectiveness of the Registration Statement, as amended, or notice under Rule 401(g)(2) of the Securities Act that would prevent its use, has been issued and no proceedings for that purpose have been initiated or threatened by the SEC; and

(v)            he or she has reviewed the Company’s Current Report on Form 8-K dated April 13, 2017 (the “Current Report”) including the following financial information included in the Current Report and incorporated by reference into the Registration Statement and Final Prospectus: the Company’s unaudited incomplete consolidated balance sheet as of March 31, 2017, the related unaudited incomplete consolidated statements of income and comprehensive income for the three-month period ended March 31, 2017 and the unaudited incomplete condensed consolidated statement of changes in total equity for the three-month period ended March 31, 2017 (collectively, the “Financial Information”); and such Financial Information is consistent with the Company’s accounting records, and is stated on a basis substantially consistent with that of the audited financial statements of the Company incorporated by reference into the Registration Statement and Final Prospectus.

(d)	Comfort Letter. On the Closing Date, KPMG LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, shall have furnished to the Representatives, at the request of the Company, a letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided, that the letter shall use a “cut-off” date no more than five business days prior to the Closing Date.

(e)	Other Documents. Counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and to counsel for the Underwriters.

(f)	Material Adverse Change. As of the Closing Date, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business, properties, results of operations or business prospects of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, from that set forth in the Disclosure Package and the Final Prospectus, as amended or supplemented as of the date hereof that, in the judgment of the Representatives, is material and adverse and makes it, in the judgment of the Representatives, impracticable to proceed to market and sell the Notes on the terms and in the manner contemplated by the Disclosure Package or the Final Prospectus, as so amended or supplemented.

(g)	No Conflict. No action shall have been taken, to the Company’s knowledge, and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

If (i) any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or (ii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled on, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6.            Reimbursement of Underwriters’ Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel and those described in Section 4(l) hereof) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

7.            Indemnification and Contribution.

(a)	The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party to the extent set forth below, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives or directly by any Underwriter specifically for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in any Underwriter Blood Letter provided by such parties). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)	Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives or directly by any Underwriter for use in the preparation of the documents referred to in the foregoing indemnity (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in any Underwriter Blood Letter provided by such parties). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)

Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a) or (b) of this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under clause (a) or (b) of this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). In any such proceeding, any indemnified party shall have the right to obtain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate identified firm (in addition to any identified local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives in the case of parties to be indemnified pursuant to paragraph (a) of this Section 7 and by the Company in the case of parties to be indemnified pursuant to paragraph (b) of this Section 7. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

(d)

To the extent the indemnification provided for in Section 7(a) or 7(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Underwriter in respect thereof. The relative fault of the Company, on the one hand, and each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Underwriter’s obligation to contribute pursuant to this Section 7 shall be several in the proportion that the principal amount of Notes the sale of which by such Underwriter gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of Notes the sale of which by all Underwriters gave rise to such losses, claims, damages or liabilities, and not joint.

(e)	The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 7(d) hereof were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in Section 7(d) hereof that were offered and sold to the public through such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.            Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule I hereto bear to the aggregate principal amount of the Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date; provided, however, that in the event that the aggregate principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date shall exceed 10% of the aggregate principal amount of the Notes to be purchased, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Notes; provided further, that if the remaining Underwriters do not exercise their right to purchase such Notes and arrangements for the purchase of such Notes satisfactory to the Company and the Representatives are not made within 36 hours after such default, then this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

9.            Underwriter Representations and Agreements.

(a)	Each Underwriter severally agrees that it will timely file with the Corporate Financing Department of FINRA any documents required to be filed under Rule 5110 of the FINRA Rules relating to the offering of the Notes.

(b)	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”):

(i)            Each Underwriter severally represents and agrees, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), that it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date make an offer of the Notes to the public in that Relevant Member State at any time: (i) to any legal entity that is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Company; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of the Notes shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive or any measure implementing the Prospectus Directive.

(ii)            For the purposes of this Section 9(b), the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means, presenting sufficient information on the terms of the offer and the Notes to be offered, so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State.

(iii)            The Preliminary Final Prospectus and the Final Prospectus have been prepared on the basis that all offers of the Notes in any Relevant Member State of the European Economic Area will be made pursuant to an exemption under Article 3(2) of the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the Notes. Accordingly, any person making or intending to make any offer of the Notes in that Relevant Member State may only do so in circumstances in which no obligation arises for the Company, its affiliates or any of the Underwriters to publish a prospectus pursuant to the Prospectus Directive for such offer. Neither the Company nor any Underwriter will authorize the making of any offer of the Notes in circumstances in which an obligation arises for the Company or any Underwriter to publish a prospectus pursuant to the Prospectus Directive for such offer.

(c)	In relation to the United Kingdom, each Underwriter severally represents and agrees with respect to the Notes offered or sold by it, that:

(i)            in relation to any Notes, which have a maturity of less than one year, (1) it and each of its affiliates is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (2) it and each of its affiliates has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) by the Company;

(ii)            it and each of its affiliates has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(iii)            it and each of its affiliates has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to it, its affiliates or the Company.

(d)	In relation to Hong Kong, each Underwriter severally represents and agrees with respect to the Notes offered or sold by it, that it has not offered or sold the Notes in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(e)

In relation to Singapore, each Underwriter severally represents and agrees with respect to the Notes offered or sold by it, that the Final Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Final Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) (as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, as defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such securities of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further, for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) when the transfer is by operation of law.

(f)	In relation to Japan, each Underwriter severally represents and agrees with respect to the Notes offered or sold by it, that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Underwriter will represent and agree that it will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(g)	In relation to Australia, each Underwriter acknowledges that:

(i)            no “prospectus” or other “disclosure document” (each as defined in the Corporations Act 2001 of Australia (“Corporations Act”)) in relation to the Notes has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other government agency or authority in Australia; and

(ii)            no action has been taken, or will be taken, by it in any jurisdiction which would permit a public offering of the Notes, or possession or distribution of the Preliminary Final Prospectus, the Final Prospectus or any other offering material in relation to Notes, in any jurisdiction where action for that in connection with the primary distribution of the Notes;

(h)	In relation to Australia, each Underwriter severally represents and agrees with respect to the Notes offered or sold by it, that it:

(i)            has not made or invited, and will not make or invite, an offer of the Notes for issue of sale in Australia (including an offer or invitation which is received by a person in Australia); and

(ii)            has not distributed or published, and will not distribute or publish, the Preliminary Final Prospectus, the Final Prospectus or other offering material or advertisement relating to any Notes in Australia, unless, with respect to either Section 9(h)(i) or this Section 9(h)(ii):

(A)    the minimum aggregate consideration payable by each offeree or invitee is at least A$500,000 (disregarding monies lent by the offeror or its associates) and the offer or invitation falls within the exemption for offers to sophisticated investors set out in section 708(8) of the Corporations Act or the offer or invitation does not otherwise require disclosure to investors under Part 6D.2 or Chapter 7 of the Corporations Act;

(B)    such action does not require any document to be lodged with ASIC or ASX Limited;

(C)    the offer or invitation is not made to a person who is a “retail client” as defined for the purposes of section 761G of the Corporations Act; and

(D)    the offer or invitation and all conduct in connection with it complies with all applicable laws and directives.

(i)	In the event that the offer or sale of the Notes by an Underwriter in any jurisdiction requires any action on the part of the Company in or with respect to such jurisdiction, such Underwriter represents and agrees that it will (i) inform the Company that the Company is required to take such action prior to the time such action is required to be taken, and (ii) cooperate with and assist the Company in complying with such requirements. Each Underwriter severally agrees that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes any Preliminary Final Prospectus, the Final Prospectus, any Free Writing Prospectus or any other offering material relating to the Notes, and will use its reasonable efforts to obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes any such purchases, offers, sales or deliveries.

10.          Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Notes on the Closing Date, if prior to such time there shall have occurred any (i) suspension or material limitation of trading generally on the New York Stock Exchange or a material disruption in settlement services in the United States, (ii) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (iii) declaration of a general moratorium on commercial banking activities in California or New York by either Federal or state authorities, (iv) lowering of the rating assigned to any debt securities of the Company by any nationally-recognized securities rating agency or public announcement by any such rating agency that it has under surveillance or review, with possible negative consequences, its rating of any debt securities of the Company or (v) outbreak or escalation of hostilities in which the United States is involved, declaration of war by Congress or change in financial markets or calamity or crisis including, without limitation, an act of terrorism, that, in the judgment of the Representatives, is material and adverse and, in the case of any of the events described in clauses (i) through (v), such event, either alone or together with any other such event, makes it, in the judgment of the Representatives, impracticable to proceed with completion of the public offering of, or purchase of and payment for, the Notes.

11.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 6 and 7 of this Agreement shall survive the termination or cancellation of this Agreement.

12.          Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by facsimile, telex, telecopier, or telegram and confirmed to the recipient, and any such notice shall be effective when received if sent to the Representatives, at the addresses specified in Schedule II hereto, or if sent to the Company at:

Wells Fargo & Company

Attention: Treasury Global Funding

N9310-060

550 South Fourth Street, 6th Floor

Minneapolis, MN 55415

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14.          No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company under this Agreement and (c) the Company’s engagement of the Underwriters in connection with the transactions contemplated by this Agreement is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency or fiduciary duty to the Company, in connection with the purchase and sale of the Notes pursuant to this Agreement or the process leading to such purchase and sale.

15.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.

16.          Governing Law. This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

17.          Business Day. As used herein, the term “business day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close New York, New York.

18.          Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to the Company a counterpart of this Agreement, whereupon this instrument along with all counterparts will represent a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

WELLS FARGO & COMPANY

By:	/s/ Barbara S. Brett
	Name:	Barbara S. Brett
	Title:	Senior Vice President and Assistant Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule II hereto.

WELLS FARGO SECURITIES, LLC, as a Representative of the Underwriters

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Representative of the Underwriters

By:	/s/ Harald Eikeland
	Name:	Harald Eikeland
	Title:	Director, Debt Syndicate

COMMONWEALTH BANK OF AUSTRALIA, as a Representative of the Underwriters

By:	/s/ Danielle Lavars
	Name:	Danielle Lavars
	Title:	Director

[Signature Page to Wells Fargo & Company Underwriting Agreement]

TD Securities (USA) LLC, as a Representative of the Underwriters

By:	/s/ Brendan Murphy
	Name:	Brendan Murphy
	Title:	Director

[Signature Page to Wells Fargo & Company Underwriting Agreement]

SCHEDULE I

	Principal Amount of Floating Rate Notes	Principal Amount of 2022 Fixed Rate Notes	Principal Amount of 2027 Fixed Rate Notes
Wells Fargo Securities, LLC	A$143,000,000	A$104,000,000	A$65,000,000
Australia and New Zealand Banking Group Limited	A$143,000,000	A$104,000,000	A$65,000,000
Commonwealth Bank of Australia	A$143,000,000	A$104,000,000	A$65,000,000
TD Securities (USA) LLC	A$121,000,000	A$88,000,000	A$55,000,000

Total	A$550,000,000	A$400,000,000	A$250,000,000

I

SCHEDULE II

Underwriting Agreement dated April 19, 2017 (this “Agreement”)

Registration Statement No. 333-216234

Representatives, including address:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attn: Transaction Management Department

Australia and New Zealand Banking Group Limited

277 Park Ave, 31st Floor

New York, New York 10172

Commonwealth Bank of Australia

1 New Ludgate

60 Ludgate Hill

London, EC4M 7AW

TD Securities (USA) LLC

31 West 52nd Street, 2nd Floor

New York, New York 10019

Issuer:	Wells Fargo & Company

Title of Securities

Floating Rate Notes Due April 27, 2022 (the “Floating Rate Notes”)

3.25% Notes Due April 27, 2022 (the “2022 Fixed Rate Notes”)

4.00% Notes Due April 27, 2027 (the “2027 Fixed Rate Notes” and, together with the 2022 Fixed Rate Notes, the “Fixed Rate Notes,” and the Fixed Rate Notes together with the Floating Rate Notes, the “Notes”)

Note Type:	Senior unsecured

Trade Date:	April 19, 2017

Settlement Date (T+6):	April 27, 2017 (the settlement cycle is T+6 as a result of a banking holiday in Australia on April 25, 2017)

Maturity Date:	Floating Rate Notes: April 27, 2022

2022 Fixed Rate Notes: April 27, 2022 2027 Fixed Rate Notes: April 27, 2027

Aggregate Principal Amount Offered:	Floating Rate Notes: A$550,000,000 2022 Fixed Rate Notes: A$400,000,000 2027 Fixed Rate Notes: A$250,000,000

Price to Public (Issue Price):

Floating Rates Notes: 100.000%, plus accrued interest, if any, from April 27, 2017

2022 Fixed Rate Notes: 99.943%, plus accrued interest, if any, from April 27, 2017

2027 Fixed Rate Notes: 99.877%, plus accrued interest, if any, from April 27, 2017

Underwriting Discount (Gross Spread):	Floating Rate Notes: 0.35% 2022 Fixed Rate Notes: 0.35% 2027 Fixed Rate Notes: 0.40%

All-in Price (Net of Underwriting Discount):

Floating Rate Notes: 99.650%, plus accrued interest, if any, from April 27, 2017

2022 Fixed Rate Notes: 99.593%, plus accrued interest, if any, from April 27, 2017

2027 Fixed Rate Notes: 99.477%, plus accrued interest, if any, from April 27, 2017

Net Proceeds:	Floating Rate Notes: A$548,075,000 2022 Fixed Rate Notes: A$398,372,000 2027 Fixed Rate Notes: A$248,692,500

Interest Rate:	Floating Rate Notes: Three-month BBSW plus 1.10% 2022 Fixed Rate Notes: 3.25% per annum 2027 Fixed Rate Notes: 4.00% per annum

Interest Payment Dates:	Floating Rate Notes: January 27, April 27, July 27 and October 27, commencing July 27, 2017, and at maturity

Fixed Rate Notes: April 27 and October 27, commencing October 27, 2017, and at maturity

Interest Reset Dates:	Floating Rate Notes: January 27, April 27, July 27 and October 27, commencing July 27, 2017 Fixed Rate Notes: N/A

Interest Determination Dates:	Floating Rate Notes: First day of the related interest period Fixed Rate Notes: N/A

Interest Reset Period:	Floating Rate Notes: Quarterly Fixed Rate Notes: N/A

Initial Interest Rate:	Floating Rate Notes: Three-month BBSW plus 1.10%, determined on April 27, 2017 Fixed Rate Notes: N/A

Business Days:	New York City, London and Sydney

Business Day Convention:	Floating Rate Notes: Modified Following Fixed Rate Notes: Following

Day Count:	Floating Rate Notes: Actual/365 (Fixed) Fixed Rate Notes: Actual/Actual

Benchmark:	Floating Rate Notes: Three-month BBSW Fixed Rate Notes: Semi-quarterly coupon matched asset swap

Spread to Benchmark:	Floating Rate Notes: +110 basis points 2022 Fixed Rate Notes: +110 basis points 2027 Fixed Rate Notes: +140 basis points

Re-Offer Yield:	Floating Rate Notes: N/A 2022 Fixed Rate Notes: 3.2625% 2027 Fixed Rate Notes: 4.0150%

ISIN:	Floating Rate Notes: XS1602313196 2022 Fixed Rate Notes: XS1602312891 2027 Fixed Rate Notes: XS1602313279

Listing:	None

Applicable Time: 2:06 A.M., New York City Time, April 19, 2017

Closing Date, Time and Location: 3:00 A.M., New York City Time, April 27, 2017 at the offices of Gibson, Dunn & Crutcher LLP, 555 Mission Street, Suite 3000, San Francisco, CA 94105.

SCHEDULE III

Free Writing Prospectuses Included in Disclosure Package

Free Writing Prospectus of the Company dated April 19, 2017 and filed pursuant to Rule 433 of the Act.

III